Exhibit 10.1

Execution Version

amendment No. 2 to CREDIT, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 2 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of December 5, 2023, by and among RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, RUBICON GLOBAL, LLC, a Delaware limited liability company, CLEANCO LLC, a New Jersey limited liability company, CHARTER WASTE MANAGEMENT, INC., a Delaware corporation, RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (each individually as a “Borrower”, and collectively as “Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (“Parent”), MidCap Funding IV Trust, a Delaware statutory trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender, constituting the Required Lenders.

RECITALS

A. Agent, Lenders, Borrowers and Parent have entered into that certain Credit, Security and Guaranty Agreement, dated as of June 7, 2023 (as previously amended, modified, supplemented and restated prior to the date hereof, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Borrower Representative has requested, and Agent and the Lenders party hereto, which collectively constitute at least the Required Lenders, have agreed, to amend certain provisions of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and Parent hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

““Second Amendment Effective Date” means December 5, 2023.”

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(b) The first proviso in the definition of “Borrowing Base” in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“provided that (x) the amount of the Borrowing Base attributable to Eligible Unbilled Accounts (Without Invoice) shall never exceed (1) for the period from the Second Amendment Effective Date through and including January 15, 2024, the lesser of $25,000,000 and 30% of Revolving Loan Availability as of any date of determination and (2) at all other times, the lesser of $20,000,000 and 30% of Revolving Loan Availability as of any date of determination and (y) the amount of the Borrowing Base attributable to Eligible Unbilled Accounts, in the aggregate, shall never exceed an amount equal to $50,000,000.”

(c) Section 2.2(f) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate or are permanently reduced for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or the automatic termination of the Revolving Loan Commitments (including any automatic termination due to the occurrence of an Event of Default described in Section 10.1(f) or otherwise)) prior to the Maturity Date, Borrowers shall pay to Agent, on the date of such termination or reduction, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment so terminated or reduced by the following applicable percentage amount: (x) three and one half percent (3.50%) if such termination or reduction occurs during the period from the Closing Date until, but not including, the first anniversary following the Closing Date, (y) two and one half percent (2.50%) if such termination or reduction occurs during period from the first anniversary following the Closing Date until, but not including, the second anniversary following the Closing Date, and (z) one and one half percent (1.50%) if such termination or reduction occurs during the period from and after the second anniversary of the Closing Date. All fees payable pursuant to this paragraph shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.”

3. Representations and Warranties; Reaffirmation of Security Interest. Borrower Representative hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrowers as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Borrower Representative acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of the Borrowers, and are enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

(a) Borrowers and Parent shall have delivered to Agent this Agreement executed by an authorized officer of the Borrowers and Parent;

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(b) all representations and warranties of the Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(c) immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under any of the Financing Documents.

5. Costs and Fees. Borrower Representative agrees to promptly pay, or reimburse upon demand for, all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement, to the extent required by Section 13.14 of the Credit Agreement.

6. [Reserved].

7. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, Borrowers hereby acknowledge and agree that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

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(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

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LENDER:	MIDCAP FUNDING IV TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
		Name:	Maurice Amsellem
		Title:	Authorized Signatory

[Signatures Continue on Following Page]

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BORROWERS:	RUBICON TECHNOLOGIES HOLDINGS, LLC
RUBICON TECHNOLOGIES INTERNATIONAL, INC.
RUBICON GLOBAL, LLC
CLEANCO LLC
CHARTER WASTE MANAGEMENT, INC.
RIVERROAD WASTE SOLUTIONS, INC.

	By:	/s/ Kevin Schubert
	Name	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

GUARANTORS:	RUBICON TECHNOLOGIES, INC.

	By:	/s/ Kevin Schubert
	Name	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

[End of Signature Pages]

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